Exhibit 99.1

News Release
From Nuance Communications

For Immediate Release
Contacts:

For Investors and Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com	For Press Erica Hill Nuance Communications, Inc. Tel: 781-565-5000 Email: erica.hill@nuance.com
Nuance Announces 2005 Fourth-Quarter Results
Organic Growth Exceeding 30 Percent Driven by Strong Performance in Speech Business
and Successful Launch of ScanSoft OmniPage 15
BURLINGTON, Mass., December 6, 2005 — Nuance Communications, Inc. (Nasdaq: NUAN), formerly ScanSoft, Inc., today announced financial results for the fourth quarter ended September 30, 2005. On October 18, 2005, the Company changed its name from ScanSoft, Inc. to Nuance Communications, Inc. and on November 21, 2005, the Company changed its ticker symbol from “SSFT” to “NUAN”.
Nuance reported fiscal fourth quarter revenues of $61.9 million, a 47 percent increase over revenues of $42.0 million in the quarter ended September 30, 2004. Nuance recognized a net loss of $7.7 million, or $0.06 per share, in the quarter ended September 30, 2005 compared with a net loss of $6.2 million, or $0.06 per share, in the comparable period 2004. These GAAP figures include revenues and expenses associated with the acquisition of the former Nuance for the period following September 16, 2005.
In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, Nuance reported revenues of $59.8 million for the quarter ended September 30, 2005, a 42 percent increase over revenues of $42.0 million for the same period 2004. Nuance reported non-GAAP net income of $7.4 million, or $0.06 per diluted share, for the period ending September 30, 2005, compared to a net loss of $300,000, or breakeven per share, in the same period 2004.
These non-GAAP figures exclude revenues and expenses associated with the acquisition of the former Nuance for the period following September 15, 2005; Nuance-related restructuring and other charges; and as applicable, non-cash taxes, interest and stock-based compensation, amortization of intangible assets, and other charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measure.

“The Company had a solid finish to the year, producing strong organic revenue growth of more than 30 percent in the quarter and experiencing strong performance across nearly all major product areas,” said Paul Ricci, chairman and CEO, of Nuance. “Our sustained operational performance, strong revenue growth and an increasing demand for our speech solutions provide us with confidence and momentum as we begin fiscal 2006, determined to extend our market leadership, provide value to our customers and deliver results to our shareholders.”
Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Robust Performance in Network Speech — The Company generated strong revenue from its network speech technologies, applications and services, benefiting from new and expanded agreements with leading businesses and telecommunications providers, including Cox Communications, Empire Blue Cross Blue Shield, the Social Security Administration, T-Mobile, Verizon Wireless and Wal*Mart.

•	Demand for Dictation Solutions — The Company saw continued demand and significant growth for its Dragon Dictation Solutions. Through its Dragon NaturallySpeaking and Dragon MT Workflow, Nuance continued to generate customer demand in its core markets and secured a number of volume license agreements both in North America and internationally as organizations, especially in the healthcare and legal fields, experience the value these speech recognition solutions provide.

•	Design Wins for Embedded Speech — Nuance continued to secure important design wins with automotive and handset manufacturers as they utilize speech to differentiate their offerings and meet growing demand for improved interfaces. In particular, the Company believes handsets present opportunities for growth and in the quarter signed agreements with Kyocera, Nokia, Samsung and Tegic, a subsidiary of AOL.

•	Expanded Speech Portfolio — The Company completed the acquisition of the former Nuance, bringing together the industry’s most comprehensive portfolio of speech applications, technologies and expertise that will enable customers to effectively deploy innovative speech-based solutions. As a result, the Company has the technical resources and intellectual property required to develop new and innovative speech solutions that deliver enhanced value to customers.

•	Successful OmniPage Launch — The August 2005 launch of ScanSoft OmniPage 15, the world’s most popular optical character recognition (OCR) and document conversion software, contributed to the strong performance for the Company’s imaging products. The success of OmniPage 15 is due in large part to significant enhancements to the features that matter most to OCR users — accuracy and speed.
Nuance to Host Quarterly Conference Call and Webcast
 In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 230-1074 or (612) 288-0318 five minutes prior to the call and referencing conference code 804112. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 804112.

About Nuance Communications, Inc.
Nuance (Nasdaq: NUAN) is the leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
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Trademark reference: Nuance, the Nuance logo, ScanSoft, Dragon NaturallySpeaking and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in 000’s, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2005	2004	2005	2004

Product licenses	$45,479	$29,924	$171,198	$132,848
Professional services	16,404	12,080	61,190	40,572
Related parties	—	—	—	4,358

Total revenue	61,883	42,004	232,388	177,778

Costs and expenses:
Cost of product licenses	5,608	3,625	20,368	15,211
Cost of professional services	10,045	7,989	39,553	28,565
Cost of revenue from amortization of intangible assets	1,890	2,810	9,150	11,466

Total costs of revenue	17,543	14,424	69,071	55,242

Gross Margin	44,340	27,580	163,317	122,536

Research and development	9,725	8,333	38,949	35,031
Selling and marketing	21,132	16,172	77,925	66,618
General and administrative	9,711	7,470	30,208	22,584
Amortization of other intangible assets	1,253	664	3,984	2,818
Stock based compensation	1,062	451	2,996	1,476
Restructuring and other charges	4,485	—	7,223	1,428

Total operating expenses	47,368	33,090	161,285	129,955

Income (loss) from operations	(3,028)	(5,510)	2,032	(7,419)

Other income (expense), net	(179)	(295)	(637)	(33)

Income (loss) before income taxes	(3,207)	(5,805)	1,395	(7,452)

Provision for income taxes	4,509	349	6,812	591

Net income (loss)	$(7,716)	$(6,154)	$(5,417)	$(8,043)

Net Income (loss) per share: basic & fully diluted	$(0.06)	$(0.06)	$(0.05)	$(0.08)

Weighted average common shares outstanding: basic & fully diluted	118,816	104,604	109,540	103,604

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

Assets	September 30, 2005	September 30, 2004

Current assets:
Cash and cash equivalents	$71,687	$22,963
Marketable Securities	24,127	7,373
Accounts receivable, net	69,540	36,523
Prepaid expenses and other current assets	9,548	6,629

Total current assets	174,902	73,488

Goodwill	459,441	246,424
Long term marketable securities	—	17,355
Other intangible assets, net	92,350	43,898
Property and equipment, net	14,333	7,985
Other assets	24,299	3,503

Total assets	$765,325	$392,653

Liabilities and stockholders’ equity

Current liabilities:
Short term notes payable	$27,711	$457
Accounts payable and accrued expenses	78,559	29,302
Deferred revenue	24,120	10,529
Deferred acquisition payment	16,414	—
Other current liabilities	15,041	5,260

Total current liabilities	161,845	45,548

Long term portion of deferred revenue	290	147
Long term notes payable	35	27,700
Deferred acquisition payment	16,266	—
Other long term liabilities	72,225	17,513

Total liabilities	250,661	90,908

Stockholders’ equity	514,664	301,745

Total liabilities and stockholders’ equity	$765,325	$392,653

Nuance Commissions, Inc.
Reconciliation of Supplemental Financial Information
(in 000’s, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2005	2004	2005	2004

GAAP Total revenue	$61,883	$42,004	$232,388	$177,778
Former Nuance revenue	(2,118)	—	(2,118)	—

Total Non-GAAP revenue	$59,765	$42,004	$230,270	$177,778

GAAP net income (loss)	$(7,716)	$(6,154)	$(5,417)	$(8,043)
Cost of revenue from amortization of intangible assets	1,774	2,810	9,034	11,466
Amortization of other intangible assets	1,105	664	3,836	2,818
Restructuring and other charges	4,485	—	7,223	1,428
Non-cash stock based compensation	858	451	2,792	1,476
Non-cash interest expense	251	—	889	199
Non-cash taxes	4,410	165	5,418	1,179
Former Nuance related expense (see following table)	1,968	—	1,968	—
Redundant costs associated with Independent Accountants (G&A)	—	400	—	400
Costs associated with Speechworks restatement (G&A)	250	1,321	539	1,321

Non-GAAP net income (loss)	$7,385	$(343)	$26,282	$12,244

Non-GAAP net income (loss) basic:	$0.06	$(0.00)	$0.24	$0.12

Non-GAAP net income (loss) diluted:	$0.06	$(0.00)	$0.22	$0.11

Shares used in computing non-GAAP net income (loss) per share:

Weighted average common shares: basic	118,816	104,604	109,540	103,604

Weighted average common and common equivalent shares: diluted	128,616	112,384	119,111	112,537

This press release and the reconciliation contained herein disclose certain financial measures that may be considered non-GAAP financial measures because they exclude, as applicable, revenues and expenses associated with the acquisition of the former Nuance for the period following September 15, 2005; Nuance-related restructuring and other charges; and as applicable, non-cash taxes, interest and stock-based compensation, amortization of intangible assets, and other charges. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Management believes that these non-GAAP financial measures present a useful measure of our operating performance because they exclude identified non-cash and restructuring charges. Management uses these measures for evaluating historical performance and for forecasting and planning for future periods. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech solutions and productivity applications; the growth of the speech industry and the demand for speech solutions; the continued strength of existing products, services and relationships as well as the development and introduction of new products, services and relationships, the integration planning efforts, and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance’s to successfully integrate operations and employees; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10KT for the year ended September 30, 2004 and Nuance’s most recent quarterly report filed with the SEC. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.